© 2022 Avaya Inc. All rights reserved Investor Presentation 2Q FY22 May 10, 2022 Exhibit 99.2

2© 2022 Avaya Inc. All rights reserved Cautionary Note Regarding Forward-Looking Statements This presentation contains certain “forward-looking statements.” All statements other than statements of historical fact are "forward-looking" statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "our vision," "plan," "potential," "preliminary," "predict," "should," "will," or "would" or the negative thereof or other variations thereof or comparable terminology. Avaya Holdings Corp. (the "Company") has based these forward-looking statements on its current expectations, assumptions, estimates and projections. These statements, including the Company’s outlook, do not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments or other strategic transactions completed after the date hereof. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. Risks and uncertainties that may cause these forward- looking statements to be inaccurate include, among others, termination or modification of current contracts which could impair attainment of our OneCloud ARR metric; the duration, severity and impact of the coronavirus pandemic ("COVID-19"), the impact of the Russia/Ukraine conflict on the global economy and our business, including impacts from related sanctions and export controls imposed by the U.S., UK and the EU on certain industries and Russian parties as a result of the conflict, as well as responses by the governments of Russia or other jurisdictions and other factors discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the "SEC"). These risks and uncertainties may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward- looking statements contained in this presentation may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. These slides, as well as current and historical financial data, are available on our website at investors.avaya.com. None of the information included on the Company's website is incorporated by reference in this presentation.

3© 2022 Avaya Inc. All rights reserved Use of non-GAAP (Adjusted) Financial Measures The information furnished in this presentation includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”). EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables in the Appendix hereto. We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization, and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years. EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations but that still affect our net income. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. In addition, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. We also present the measures non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP earnings per share as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables in the Appendix to this presentation that resulted from matters that we consider not to be indicative of our ongoing operations. The company presents constant currency information to provide a framework to assess how the company’s underlying businesses performance excluding the effect of foreign currency rate fluctuations. To present this information for current and comparative prior period results for entities reporting in currencies other than U.S. dollars, the amounts are converted into U.S. dollars at the exchange rate in effect on the last day of the company's prior fiscal year (i.e. September 30, 2021), unless otherwise noted. In addition, we present the liquidity measure of free cash flow. Free cash flow is calculated by subtracting capital expenditures from Net cash provided by operating activities. We believe free cash flow is a measure often used by analysts and investors to compare the cash flow and liquidity of companies in the same industry. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The Appendix to this presentation includes tables that reconcile historical GAAP measures to non-GAAP measures.

Avaya's 2Q22 at a Glance

$750M OneCloud ARR[1][2]	**54%** Cloud, Alliance Partner & Subscription Revenue[1]	**67%** Software Revenue[1] **69%** Recurring Revenue[1]
~100M Unified Communications Lines[3]	**~6M** Contact Center Seats[3]	**~190** Countries[3]
$716M Revenue[1]	**$145M** Adj. EBITDA[1]*	**>$200M** FY22 R&D Investment[4]

- Avaya is a leading pure-play Unified Communications & Collaboration and Contact Center software company with ~90,000 global customers[3]
- Avaya serves 90% of the largest US companies[1]
- Major strategic partnerships broaden project portfolio

AVAYA

© 2022 Avaya Inc. All rights reserved

[1] For and as of 2Q FY22 ending March 31, 2022.
[2] See Appendix for further definition and information on OneCloud ARR metric.
[3] For and as of FY21 ending September 30, 2021.
[4] Expected FY22 spend on Research and Development.
* For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation.

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© 2022 Avaya Inc. All rights reserved 5 Global and Enterprise Experts Trailing Twelve Months 6,200+ new logos 400+ deals over $1M TCV(1) 60+ deals over $5M TCV 20+ deals over $10M TCV 4 deals over $25M TCV (1) TCV is defined as the value of all active ratable contracts that have not been recognized as revenue, including both billed and unbilled backlog.

A Different Company

FY19-20

On-prem Shift to Cloud

Transformation
<$200M
OneCloud ARR
Invest, reskill, stabilize
Software, SaaS, Cloud

FY21-22

Hybrid Cloud Subscription

Growth and Relevance
$500M to $1B
OneCloud ARR
Execute, reposition, focus
Strategic cloud platform

FY23-24+

Accelerate Cloud Growth

OneCloud in Motion
$2B+
OneCloud ARR
Scale, simplify, accelerate
Leading cloud company

AVAYA © 2022 Avaya Inc. All rights reserved
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© 2022 Avaya Inc. All rights reserved 7

© 2022 Avaya Inc. All rights reserved 8 ESG - Enhancing Sustainable Value in an Evolving Landscape Environment • ISO 14001 Certified Design for Environment Management System ◦ Improving Energy Efficiency ▪ Increasing energy responsible devices ◦ Reducing Single Use Plastic • Climate Risk Disclosures • Annual CDP Reporting • Setting New Emission Reduction Target Social • Human Capital ◦ Diversity Equity Inclusion & Belonging ◦ Learning & Development ◦ Talent Acquisition / Retention ◦ Health Safety & Wellness • Community Engagement • Responsible Supply Chain Management Governance • Board Committee Monitors ESG Performance • Tone at the Top Culture • Robust Risk Management Framework • Cybersecurity Program based on ISO 27001/2 Ratings Commitments Recognition As of 5 May 2022

© 2022 Avaya Inc. All rights reserved 9 Catalysts to Fuel the Journey

© 2022 Avaya Inc. All rights reserved Financial Overview

11© 2022 Avaya Inc. All rights reserved $750M OneCloud ARR(1) 54% Cloud, Alliance Partner & Subscription Revenue 57% Non-GAAP Gross Margin* $2.3B Remaining Performance Obligations $716M Revenue Revenue 67% Software Revenue (1) See Appendix for further definition and information on OneCloud ARR metric. * For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation. 2Q FY22 Financial Highlights 69% Recurring Revenue

© 2022 Avaya Inc. All rights reserved 12 $145M 20% of Revenue Adj. EBITDA(1)* $324M Cash Balance(1) 4.0x Net-debt / Adj. EBITDA(2) (1) For and as of 2Q FY22 ending March 31, 2022. (2) Net-debt / Adj. EBITDA as of March 31, 2022, defined as short term debt and long term debt less cash and cash equivalents, divided by Trailing Twelve Months (TTM) Adjusted EBITDA.* *For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation. $(2)M —% of Revenue Cash Used For Operations(1) Profit & Liquidity Profile

© 2022 Avaya Inc. All rights reserved 13 • Transforming the business to a recurring revenue and software-oriented model, including the introduction of ARR • Achieved 54% CAPS as % of revenue • Investing substantially in R&D and Go-To-Market to address the growing Cloud-First TAM (1) FY18* FY19* FY20 FY21 2Q22 Revenue YoY Growth(2) (2)% (4)% —% +2% (2)% OneCloud ARR N/A $35M $191M $530M $750M Revenue from Software and Services 82% 83% 88% 88% 89% Revenue from Software 50% 52% 61% 64% 67% Recurring Revenue 57% 58% 63% 66% 69% Revenue from CAPS 14% 15% 26% 40% 54% Adjusted EBITDA Margin* 24% 24% 25% 24% 20% (1) and (2), please see the Business Model Transformation Appendix of this presentation. * For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation. Business Model Transformation

14© 2022 Avaya Inc. All rights reserved FY19 15% FY20 26% 2Q20 23% 2Q21 40% 2Q22 54% $35 $47 $69 $113 $191 $262 $344 $425 $530 $620 $750 OneCloud ARR >$1M ARR 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 $0 $100 $200 $300 $400 $500 $600 $700 $800 CAPS as % Revenue(1) See Appendix for further definition and information on OneCloud ARR metric. All Other CAPS FY21 40% Cloud & ARR Progress (1) FY19 calculated with Non-GAAP Revenue; FY20, FY21, and 2Q22 calculated with GAAP revenue. * For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation. OneCloud ARR Growth($M)(1)

15© 2022 Avaya Inc. All rights reserved ARR Mix from Larger Customers 22% 60% 94% > $5m ARR % > $1m ARR % > $100k ARR % —% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% ▪ ARR build so far shows clear enterprise bias: ▪ ~20% ARR from $5M+ customers ▪ ~60% ARR from $1M+ customers ▪ ~95% ARR from $100K+ customers OneCloud ARR is the True Gauge of Our Progress Q2 FY22

16© 2022 Avaya Inc. All rights reserved Total Revenue ($M) FY20A FY21A FY22E $2,500 $2,600 $2,700 $2,800 $2,900 $3,000 $3,100 CAPS Revenue ($M) FY20A FY21A FY22E $400 $600 $800 $1,000 $1,200 $1,400 $1,600 OneCloud ARR - Exiting FY ($M) FY20A FY21A FY22E $— $200 $400 $600 $800 $1,000 FY22 Growth YoY: As Reported: (5)%-(4)% Constant Currency(1): (4)%-(3)% (1)Values reflect April 30, 2022 FX rates. Transformational KPIs FY22 Growth YoY: ~16% FY22 Growth YoY: ~79%

Financial Policy & Capital Allocation

Prioritized net leverage improvement

M&A focusing on strategically aligned tuck-ins

Limited use of share buybacks until leverage close to target range

Long-Term Targets

2.5x

Net Leverage[1]

~$400M

Minimum ~$250-300M

Cash Balance

~$550M

Minimum Liquidity
(Cash + ABL Revolver Availability)

Low to Mid BB/Ba

Senior Secured Debt Rating[2]

AVAYA

© 2022 Avaya Inc. All rights reserved

*(1) Net Leverage defined as Debt minus Cash and Cash equivalents divided by LTM Adj. EBITDA**
(2) A securities rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time.
** For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation.*

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© 2022 Avaya Inc. All rights reserved Appendix

19© 2022 Avaya Inc. All rights reserved $592 $483 $476 $397 $392 270 194 191 187 188 126 59 42 43 37 77 47 34 23 22 90 127 108 117 105 29 56 101 27 40 Net cash interest payments Pension & OPEB Restructuring payments Capex Tax payments FY18A FY19A FY20A FY21A FY22E Note: Net Cash Interest Payments includes interest payments on long-term debt and payments classified as adequate protection payments in connection with Chapter 11 proceedings, net of interest income; Pension settlement payments to PBGC in connection with Chapter 11 proceedings not included within Pension & Post Retirement payments. Calculations may not foot due to rounding. ($M) Significant Uses of Cash

2Q FY22 Update

$M	2Q22	1Q22	2Q21
Revenue	**$ 716**	**$ 713**	**$ 738**
Non-GAAP Gross Margin*	**56.7 %**	**57.6 %**	**61.8 %**
Non-GAAP Operating Expense* (% of revenue)	40.6 %	43.3 %	41.7 %
Non-GAAP Operating Margin*	**16.1 %**	**14.3 %**	**20.1 %**
Adjusted EBITDA*	$ 145	$ 129	$ 177
Adjusted EBITDA Margin*	**20.3 %**	**18.1 %**	**24.0 %**

2Q Financial Highlights

- Continued large deal activity with 97 deals over $1 million, 18 over $5 million, 8 over $10 million and 2 over $25 million
- Remaining Performance Obligations (RPO) of $2.3 billion
- Added over 1,400 new logos
- Cash used for Operations was $2 million

- Westpac, the second largest bank in Australia, has extended their partnership with Avaya and chose Avaya OneCloud Subscription for their 9,700+ Contact Center Agents. This 3 year deal will see the bank compose new solutions around the Avaya Media Processing Core ("MPC"), including the ability to build new experiences on-demand, and the introduction of AI-based channel automation that will reduce both the time and cost of change dramatically. Westpac chose Avaya based on the strength of our relationship with our partner Optus, the flexibility of our subscription model, and the intelligent cloud ecosystem they now have access to.
- Finanz Informatik, the central service provider for savings banks in Germany, providing data center, applications, networks and related IT services, has chosen to place the Avaya Media Processing Core at the heart of its environment, operating a private UC cloud platform powered by Avaya technology for 313 banks, representing 230,000 seats and 2 million calls per day. The partnership between Finanz Informatik and Avaya is underpinned by a 5 year ARR deal that utilizes all aspects of Avaya's expertise. Finanz Informatik will be able to compose flexible, unique experiences for their customers wherever and whenever they are needed.
- Carter Machinery, the third largest Caterpillar dealership network in North America, has selected Avaya Cloud Office, OneCloud CCaaS, Avaya Devices as a Service, and OneCloud CPaaS Virtual Agent for a five-year deal that will reach more than 2,000 users spanning 34 sites. This was a competitive new customer win for Avaya, displacing Cisco. Carter Machinery chose Avaya specifically because of the strength of its AI, automation, and strong partnership with ConvergeOne.
- Avaya launched the Avaya Virtual Agent, a ready-to-deploy, configurable service that delivers the full benefits of virtual, AI-based communication experiences to businesses – immediately elevating their customer experience and dramatically reducing the complexity associated with virtualizing customer interactions. Avaya Virtual Agent removes this complexity, enabling organizations to quickly deploy Avaya-designed, pre-built, cloud-based self-service agents instead of building them from scratch. This solution leverages the Avaya OneCloud Experience Platform, which reimagines communications composability, providing customers with the option of constructing their own workflows or subscribing to pre-built experiences.
- Avaya also announced we are expanding our strategic partnership with Microsoft, building on the success of our current CCaaS go-to-market initiatives. We will add the Avaya OneCloud portfolio to the Microsoft Azure Marketplace, giving customers the agility to create communications and collaboration experiences with the broadest range of options for public, private or hybrid cloud delivery approaches to fit their needs. Avaya CCaaS customers also gain access to the power of Nuance's Contact Center AI technology integrated with OneCloud. The combined capabilities of Microsoft and Nuance give our customers flexibility to create and deliver intelligent, personalized, and impactful consumer interactions with long-term investment protection and control of their data. This represents a tremendous opportunity for customers to accelerate their cloud journey, and for Avaya to expand its go-to-market reach through collaboratively selling with Microsoft.
- Avaya and Alcatel-Lucent Enterprise (ALE) entered into a strategic partnership that extends the availability of Avaya's OneCloud CCaaS (Contact Center as a Service) composable solutions to ALE's global base of customers while also making ALE's digital networking solutions available on a global basis to Avaya customers.

AVAYA
© 2022 Avaya Inc. All rights reserved

** For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation.*

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© 2022 Avaya Inc. All rights reserved 21 Revenue: 2Q22 1Q22 2Q21 Product $ 223 $ 231 $ 226 Services 493 482 512 Total Revenue $ 716 $ 713 $ 738 GAAP Gross Margin: Product 30.9% 33.8% 40.3 % Services 61.3% 60.4% 62.7 % GAAP Total Gross Margin 51.8% 51.8% 55.8 % GAAP Operating Margin 3.2% (0.1) % 6.0 % Quarterly Income Statement (Amounts are GAAP and dollars in millions)

© 2022 Avaya Inc. All rights reserved 22 Revenue*: 2Q22 1Q22 2Q21 Product $ 223 $ 231 $ 226 Services 493 482 512 Total Revenue $ 716 $ 713 $ 738 Non-GAAP Gross Margin*: Product 46.6% 51.9% 59.3 % Services 61.3% 60.4% 62.9 % Non-GAAP Total Gross Margin* 56.7% 57.6% 61.8 % Non-GAAP Operating Margin* 16.1% 14.3% 20.1 % Adjusted EBITDA* $ 145 $ 129 $ 177 Adjusted EBITDA* % 20.3% 18.1% 24.0% *Revenue information presented is GAAP revenue; all other information is non-GAAP. For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation. Quarterly Non-GAAP Income Statement Information (All dollars amounts are in millions)

© 2022 Avaya Inc. All rights reserved 23 Quarterly Revenue by Region (All dollars amounts are in millions) Revenue 2Q22 1Q22 2Q21 U.S. $ 422 $ 375 $ 413 EMEA 175 192 187 APAC 67 81 77 AI 52 65 61 Total $ 716 $ 713 $ 738 % of Total Revenue U.S. 59% 53% 56 % EMEA 25% 27% 25 % APAC 9% 11% 11 % AI 7% 9% 8 % Total 100% 100% 100%

© 2022 Avaya Inc. All rights reserved 24 Balance Sheet and Operating Metrics (Dollars in millions unless indicated otherwise, Balance sheet items as of the end of the period indicated) 2Q22 1Q22 2Q21 Total Cash and Cash Equivalents $ 324 $ 354 $ 593 Cash used for Operations $ (2) $ (111) $ (24) Capital Expenditures and Capitalized Software $ 25 $ 27 $ 26 Days Sales Outstanding (DSO)(1) 54 60 52 Inventory Turns 15.1 14.6 12.7 Headcount (as of the end of the period indicated) 7,962 8,060 8,110 Trailing Twelve Month Revenue ($K) / Employee (Headcount as of the end of the period indicated) $ 367 $ 365 $ 365 (1)2Q22, 1Q22 and 2Q21 include $17M, $71M and $92M AR/ contract liability netting impact when calculating DSOs.

Avaya OneCloud ARR

What is OneCloud ARR?

- A baseline for expected cloud revenue over the next 12 months

What's Included:

- OneCloud Subscription, ACO Recurring, CCaaS, Spaces™, CPaaS, DaaS, Private Cloud

What's Excluded:

- Maintenance, Managed Services, ACO One Time Payment

2Q22
21% Growth QoQ

~60% of ARR from customers paying over $1M annually

Customer Experience & Contact Center stronger contributor than UCC within ARR

AVAYA
© 2022 Avaya Inc. All rights reserved
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26© 2022 Avaya Inc. All rights reserved Subscription Revenue & Cash Dynamics Avaya is transforming our business by shifting to a Subscription Licensing Model Subscription Contracts have different Cash Flow dynamics when compared to a Perpetual License Model (the primary former model that Avaya sold under) Subscription-based software generally relates to a monthly or annual licensing model, allowing users to pay a per-user fee over a pre-determined time period (pay over time). Customers typically pay a subscription fee monthly or annually and are entitled to use the software only during the subscription term, unlike a perpetual license, which requires a customer to pay the entire cost of the license upfront, allowing the customer to use the software indefinitely.

© 2022 Avaya Inc. All rights reserved 27 Subscription Revenue, ARR & Cash Dynamics

28© 2022 Avaya Inc. All rights reserved Business Model Transformation Appendix (1) FY18 and FY19 calculated with Non-GAAP Revenue*; FY20, FY21, and 2Q22 calculated with GAAP Revenue. (2) FY18 revenue growth not adjusted for constant currency; FY19, FY20, FY21, and 2Q22 revenue growth on a constant currency basis using foreign exchange rates as of September 30th of the respective comparison period. The Company presents constant currency information to provide a framework to assess the Company's performance excluding the effect of foreign currency rate fluctuations. Revenues exclude discontinued operations for the divestiture of the Company's Networking business in a transaction completed in FY17. * For a reconciliation of GAAP to non-GAAP financial information, please see the Appendix of this presentation.

29© 2022 Avaya Inc. All rights reserved Three months ended, (In millions) Mar. 31, 2022 Dec. 31, 2021 Mar. 31, 2021 Net loss $ (1) $ (66) $ (58) Interest expense 54 54 59 Interest income (1) — (1) (Benefit from) provision for income taxes (13) 18 44 Depreciation and amortization 99 104 106 EBITDA 138 110 150 Impact of fresh start accounting adjustments (1) — — 1 Restructuring charges (2) 3 7 6 Share-based compensation 14 14 13 Pension and post-retirement benefit costs (1) (1) — Gain on post-retirement plan settlement — — (14) Change in fair value of Emergence Date Warrants (7) (1) 22 Gain on foreign currency transactions (2) — (1) Adjusted EBITDA 145 129 177 Adjusted EBITDA Margin 20.3% 18.1% 24.0 % Non-GAAP Reconciliation Adjusted EBITDA (1) The impact of fresh start accounting adjustments in connection with the Company's emergence from bankruptcy. (2) Restructuring charges represent employee separation costs and facility exit costs (excluding the impact of accelerated depreciation expense) related to the Company's restructuring programs, net of sublease income.

Non-GAAP Reconciliation

Adjusted EBITDA cont'd

(In millions)	Successor: Fiscal years ended September 30, 2021	Successor: Fiscal years ended September 30, 2020	Successor: Fiscal years ended September 30, 2019	Successor: Period from December 16, 2017 through September 30, 2018	Predecessor: Period from October 1, 2017 through December 15, 2017	Non-GAAP Combined: Fiscal year ended September 30, 2018
Net (loss) income	$ (13)	$ (680)	$ (671)	$ 287	$ 2,977	$ 3,264
Interest expense	222	226	237	169	14	183
Interest income	(1)	(6)	(14)	(5)	(2)	(7)
Provision for (benefit from) income taxes	15	62	2	(546)	459	(87)
Depreciation and amortization	425	423	443	384	31	415
EBITDA	648	25	(3)	289	3,479	3,768
Impact of fresh start accounting adjustments [1]	2	1	5	196	—	196
Restructuring charges [2]	28	20	22	81	14	95
Advisory fees [3]	—	40	11	18	3	21
Acquisition-related costs	3	—	9	15	—	15
Reorganization items, net	—	—	—	—	(3,416)	(3,416)
Share-based compensation	55	30	25	19	—	19
Loss on sale/disposal of long-lived assets, net	—	—	—	4	1	5
Resolution of certain legal matters	—	—	—	—	37	37
Impairment charges	—	624	659	—	—	—
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	(1)	—	—	—	17	17
Gain on post-retirement plan settlement	(14)	—	—	—	—	—
Change in fair value of Emergence Date Warrants	1	3	(29)	17	—	17
(Gain) loss on foreign currency transactions	(3)	16	8	(28)	—	(28)
Gain on investments in equity and debt securities, net [4]	—	(49)	(1)	—	—	—
Adjusted EBITDA	$ 719	$ 710	$ 706	$ 611	$ 135	$ 746
Adjusted EBITDA Margin	24.2 %	24.7 %	24.5 %	27.2 %	22.4 %	26.2 %

(1) The impact of fresh start accounting adjustments in connection with the Company's emergence from bankruptcy.
(2) Restructuring charges represent employee separation costs and facility exit costs (excluding the impact of accelerated depreciation expense) related to the Company's restructuring programs, net of sublease income.
(3) Advisory fees represent costs incurred to assist in the assessment of strategic and financial alternatives to improve the Company's capital structure.
(4) Realized and unrealized gains on investments in equity securities, net of impairment of investments in debt securities.

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© 2022 Avaya Inc. All rights reserved
30

Non-GAAP Reconciliation

Net Income (Loss) and (Loss) Earnings per Share

	Three months ended,				
	Mar. 31, 2022	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	Mar. 31, 2021
GAAP Net (Loss) Income	$ (1)	$ (66)	$ 6	$ 43	$ (58)
Non-GAAP Adjustments:					
Impact of fresh start accounting	—	—	—	1	1
Restructuring charges, net [(1)]	3	7	13	5	7
Acquisition-related costs	—	—	1	2	—
Share-based compensation	14	14	14	14	13
Pension and post-retirement benefit costs	(1)	(1)	—	(1)	—
Gain on post-retirement plan settlement	—	—	—	—	(14)
Change in fair value of Emergence Date Warrants	(7)	(1)	(26)	—	22
Gain on foreign currency transactions	(2)	—	—	(4)	(1)
Amortization of intangible assets	75	82	84	83	82
Income tax expense effects [(2)]	(30)	5	(18)	(70)	20
Non-GAAP Net Income	$ 51	$ 40	$ 74	$ 73	$ 72
Dividends and accretion to preferred stockholders	$ (1)	$ (1)	$ (1)	$ (1)	$ (1)
Undistributed Non-GAAP Income	50	39	73	72	71
Percentage allocated to common stockholders [(3)]	91.3 %	91.3 %	91.2 %	91.3 %	91.3 %
Numerator for Non-GAAP diluted earnings per common share	$ 46	$ 36	$ 67	$ 66	$ 65
Diluted Weighted Average Shares - GAAP	85.6	84.7	86.9	88.0	84.6
Share adjustment [(4)]	1.2	1.9	—	(0.2)	2.7
Diluted Weighted Average Shares - Non-GAAP	86.8	86.6	86.9	87.8	87.3
GAAP (Loss) Earnings per Share - Diluted	$ (0.02)	$ (0.79)	$ 0.06	$ 0.43	$ (0.70)
Non-GAAP Earnings per Share - Diluted	$ 0.53	$ 0.42	$ 0.77	$ 0.75	$ 0.74

(1) Restructuring charges, net represent employee separation costs and facility exit costs related to the Company's restructuring programs, net of sublease income.

(2) The Company's calculation of non-GAAP income taxes reflects a 25% fixed non-GAAP effective tax rate based on a blended U.S. federal and state tax rate, given the Company's operating structure. The non-GAAP effective tax rate may differ significantly from the GAAP effective tax rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, changes resulting from tax legislation, material changes in revenues or expenses and other significant events. The Company will continuously assess its estimated non-GAAP effective tax rate in connection with its calculation of non-GAAP net income and non-GAAP net income per diluted share in future periods.

(3) The Company's preferred shares are participating securities, which requires the application of the two-class method to calculate diluted earnings per share. Under the two-class method, undistributed earnings are allocated to common stock and participating securities according to their respective participating rights in undistributed earnings. The percentage allocated to common stockholders reflects the proportion of weighted average common stock outstanding to the weighted average of common stock and common stock equivalents (preferred shares).

(4) In periods with a GAAP net loss, the share adjustment reflects the dilutive impact of certain securities, which are excluded from the computation of diluted GAAP loss per share as their effect would be anti-dilutive. In periods during which our convertible notes have a dilutive impact on GAAP diluted shares outstanding, the share adjustment also includes the impact of our bond hedge transaction which is anti-dilutive in diluted GAAP earnings per share but is expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.

AVAYA
© 2022 Avaya Inc. All rights reserved
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32© 2022 Avaya Inc. All rights reserved Non-GAAP Reconciliation Gross Margin and Operating Income Three months ended, (In millions) Mar. 31, 2022 Dec. 31, 2021 Sept. 30, 2021 June 30, 2021 Mar. 31, 2021 Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin Gross Profit $ 371 $ 369 $ 415 $ 407 $ 412 Items excluded: Adj. for fresh start accounting — — — — 1 Amortization of technology intangible assets 35 42 44 43 43 Non-GAAP Gross Profit $ 406 $ 411 $ 459 $ 450 $ 456 GAAP Gross Margin 51.8% 51.8% 54.6% 55.6% 55.8 % Non-GAAP Gross Margin 56.7% 57.6% 60.4% 61.5% 61.8 % Reconciliation of Non-GAAP Operating Income Operating Income (Loss) $ 23 $ (1) $ 33 $ 41 $ 44 Items excluded: Adj. for fresh start accounting — — — 1 1 Amortization of intangible assets 75 82 84 83 82 Restructuring charges, net 3 7 13 5 8 Acquisition-related costs — — 1 2 — Share-based compensation 14 14 14 14 13 Non-GAAP Operating Income $ 115 $ 102 $ 145 $ 146 $ 148 GAAP Operating Margin 3.2% (0.1) % 4.3% 5.6% 6.0 % Non-GAAP Operating Margin 16.1% 14.3% 19.1% 19.9% 20.1%

33© 2022 Avaya Inc. All rights reserved Non-GAAP Reconciliation Operating Expenses Three months ended, (In millions) Mar. 31, 2022 Dec. 31, 2021 Mar. 31, 2021 Reconciliation of Non-GAAP Operating Expenses Operating Expenses $ 348 $ 370 $ 368 Items excluded: Amortization of intangible assets 40 40 39 Restructuring charges, net 3 7 8 Share-based compensation 14 14 13 Non-GAAP Operating Expenses $ 291 $ 309 $ 308 Non-GAAP Operating Expense % 40.6% 43.3% 41.7%

34© 2022 Avaya Inc. All rights reserved Non-GAAP Reconciliation Revenue and Gross Margin Successor Predecessor Non-GAAP Combined Fiscal year ended September 30, 2019 Period from December 16, 2017 through September 30, 2018 Period from October 1, 2017 through December 15, 2017 Fiscal year ended September 30, 2018 (In millions) Reconciliation of Non-GAAP Revenue Revenue $ 2,887 $ 2,247 $ 604 $ 2,851 Adj. for fresh start accounting 21 206 — 206 Non-GAAP Revenue $ 2,908 $ 2,453 $ 604 $ 3,057 Reconciliation of Non-GAAP Gross Profit and Non- GAAP Gross Margin Gross Profit $ 1,575 $ 1,143 $ 362 $ 1,505 Items excluded: Adj. for fresh start accounting 37 264 — 264 Amortization of technology intangible assets 174 135 3 138 Loss on disposal of long-lived assets — 4 — 4 Share-based compensation — 1 — 1 Non-GAAP Gross Profit $ 1,786 $ 1,547 $ 365 $ 1,912 GAAP Gross Margin 54.6% 50.9% 59.9% 52.8 % Non-GAAP Gross Margin 61.4% 63.1% 60.4% 62.5%

35© 2022 Avaya Inc. All rights reserved Non-GAAP Reconciliation Product and Services Gross Margins Three months ended, (In millions) Mar. 31, 2022 Dec. 31, 2021 Sept. 30, 2021 June 30, 2021 Mar. 31, 2021 Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products & Solutions Revenue $ 223 $ 231 $ 246 $ 254 $ 226 Costs 119 111 103 98 92 Amortization of technology intangible assets 35 42 44 43 43 GAAP Gross Profit 69 78 99 113 91 Items excluded: Amortization of technology intangible assets 35 42 44 43 43 Non-GAAP Gross Profit $ 104 $ 120 $ 143 $ 156 $ 134 GAAP Gross Margin 30.9% 33.8% 40.2% 44.5% 40.3 % Non-GAAP Gross Margin 46.6% 51.9% 58.1% 61.4% 59.3 % Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services Revenue $ 493 $ 482 $ 514 $ 478 $ 512 Costs 191 191 198 184 191 GAAP Gross Profit 302 291 316 294 321 Items excluded: Adj. for fresh start accounting — — — — 1 Non-GAAP Gross Profit $ 302 $ 291 $ 316 $ 294 $ 322 GAAP Gross Margin 61.3% 60.4% 61.5% 61.5% 62.7 % Non-GAAP Gross Margin 61.3% 60.4% 61.5% 61.5% 62.9%

36© 2022 Avaya Inc. All rights reserved Three Months Ended (In millions) Mar. 31, 2022 Dec. 30, 2021 Sept. 30, 2021 June 30, 2021 Mar. 31, 2021 Net cash (used for) provided by operating activities $ (2) $ (111) $ (5) $ 11 $ (24) Less: Capital expenditures 25 27 28 25 26 Free cash flow $ (27) $ (138) $ (33) $ (14) $ (50) Free Cash Flow Net-Debt / Adjusted EBITDA Dec. 31, 2021 Debt maturing within one year $ — Long-term debt, net of current portion 2,827 Less: Cash and cash equivalents 324 Net-debt $ 2,503 Adjusted EBITDA (TTM) $ 626 Net-debt / Adjusted EBITDA 4.0 x Non-GAAP Reconciliation Supplemental Schedules